SPONSORSHIP AGREEMENT

THIS AGREEMENT (the **"Agreement"**), effective as of June 11, 2014 (the "Effective Date") by and between Wide-Open Sports Marketing, Inc. a Florida Corporation, with principle office located at 3840 Rustic Laurel Court, Oviedo Florida, 32766 (hereinafter referred to as **"WOSM"**) in association with Cole Whitt Racing, LLC, with principal office located at 143 Winding Forest Drive, Troutman, North Carolina 28166 (hereinafter referred to as **"CWR"** and, collectively with WOSM, "WOSM/CWR), and Axxess Pharma, Inc., having a principle office located at 3250 Bloor Street, Toronto, CA M8X 2X9 and 20801 Biscayne Blvd. Suite 403, Miami, FL 33180 (hereinafter referred to as **"Sponsor"**). A "Party" means WOSM, CWR or Sponsor, as applicable. The "Parties" means WOSM, CWR and Sponsor, collectively.

WHEREAS, WOSM/CWR agrees to sell to **Sponsor** the Primary Sponsorship (as defined below) for the #CWR No. 26 NASCAR Sprint Cup Series (**"NSCS"**) race car (the **"Race Car"**) to be entered by the Race Team (as defined below) in the 2014 NSCS races identified in Exhibit 1 (**"the 2014 Races"**); and

WHEREAS, Sponsor agrees to purchase the Primary Sponsorship for the sums set out in Paragraph 1 B 1;

NOW, THEREFORE, in consideration of the promises and covenants recited herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between WOSM/CWR and Sponsor:

I. SPONSORSHIP RIGHTS

A. Primary Sponsorship. WOSM/CWR hereby grant Sponsor the right to be the primary sponsor of CWR and BK Racing, LLC, Cole Whitt's parent race team) for the 2014 Races and shall provide Sponsor **"Primary Sponsorship"** rights.. For the Primary Sponsorship events in which the Race Car will be a fully branded ("TapouT Muscle Recovery, under AXXESS PHARMA, INC.'s corporate ownership") car, the adornment of the Race Car with brand paint/color scheme and all primary positions (Hood, Upper Rear Quarter Panels, TV Panel and below Roof Number) and the following amenities:

- a fully branded car(s) with company/brand & color scheme/layout and primary position on entire car;
- rights to use the images and likeness of the Car(s) and Driver(s) for any and all initiatives in 2014, *subject to* the rules, regulations, and contracts of NASCAR and the prior written consent of the BK Racing and NASCAR;
- fully branded driver fire suit;
- Driver and pit crew will wear company branded apparel for entire race weekend (branded apparel provided by Sponsor);
- fully branded pit wall banner;

- ten (10)all-access NASCAR Sprint Cup Series HOT passes for each Primary race (join the Team from pit row - requires names and DL #'s to be submitted 10 days prior to the event;

- one (1) appearance/driver "meet-n-greet" session at each Primary race autograph signing and photo opportunities; and
- one (1) appearance for photo shoot and video session at location to be determined upon mutual agreement of the Race Team and Sponsor, provided Sponsor pays all costs related to appearance in terms of transportation and accommodations for Race Team.

B. Associate Sponsorship. Sponsor will receive the following for the remainder of 2014 NASCAR Sprint Cup Races not included in the Primary Sponsorship:

- Sponsor will be branded on each of Cole Whitt's Fire Suites as well as on the #26 NSCS car in the C-Post, B-Post, deck lid, Lower Rears, etc or where space is available for the remainder of the 2014 NSCS Season;

- Sponsor will be branded through Facebook, Twitter, & Official Cole Whitt URL. WOSMwill work with your team to deliver an extensive PR push on all levels of social media via Cole Whitt and RaceTeam;

- two (2) promotional guest appearances TBD as permitted by (whom?) NASCAR Sprint Cup schedule. Video/photo shoot in Charlotte. In addition, as Cole and his Crew Chief Randy Cox actively cross fit in gyms across the country in each NASCAR market they visit they will pass out any info or marketing materials ie Product samples, hats, shirts, etc.**(Actual details to be determined – need more specificity before BK Racing will agree).**

- two (2) all access HOT passes per event for the remainder of season for promotional opportunities of Honorary Pit Crew Members or just guest of the #26 NSCS Team to watch the races from Pit Row (NASCAR requires names and DL #'s to be submitted 10 days prior to the event and individuals will only be allowed to 4 NASCAR events on Race Team SEL's)

II. CONSIDERATION/PAYMENTS

A. Consideration Provided by Sponsor

Sponsor shall the following to consideration in exchange for receiving the benefits described in Section I of this Agreement:

- pay toWOSM the sum of Thirty Thousand Dollars (USD $30,000.00) in the following installments: (i) $15,000.00 payable before and no later than fifteen (15) business days prior to 7/13 New Hampshire Primary Sponsorship event; and (ii)$15,000.00 Fifteen (15) business days prior to 11/9 Phoenix Primary Sponsorship event.
- one hundred thousand free trading (only need to be deposited in a brokerage account upon receipt of the shares) shares of Axxess Pharma, Inc. (ticker symbol: AXXE) shares and Five Hundred and Fifty Thousand of six month- restricted shares **(restriction applies to the minimum time period shares have to be held before becoming freely trading, in**

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this case – six months) of Axxess Pharma, Inc. stock to be transferred to dedicated WOSM and BK Racing, LLC accounts ("Shares") within ten business days (10) business days upon execution of this Agreement.

Sponsor's cash payment may be wired to the following:

By Wire
Account Name: Wide-Open Sports Marketing, Inc.
EIN # is: 80-0243649
Account No. 1000100722544
ACH SunTrust Routing No. 061000104

Wire Sender can confirm with SunTrust phone at 1-800-752-2515 or their SunTrust general information phone at 1-800-786-8787; or at: SunTrust Bank - Gateway Office,8299 9th Street N., St. Petersburg, FL 33702,(727) 570-2101.

B. Cole Whitt Limitation

In the event that Cole Whitt does not enter in any of the 2014 Races provided in Exhibit 1, Sponsor shall be reimbursed by WOSM a pro rata amount of the fee and the shares based on the number of races completed. Should Cole Whitt participate in the qualification process for any Race, but not qualify, the Sponsor shall not receive any refund of the consideration provided to the Race Team and/or WOSM in this Agreement.

III.REPRESENTATIONS AND WARRANTIES OF THE SPONSOR REGARDING SHARES

Sponsor hereby represents and warrants to WOSM and CWR that each of the following statements is true and correct on the date hereof and will be true and correct on the date of this Agreement:

(a) Organization, Good Standing and Qualification. The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Sponsor has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to convey the Shares to WOSM/CWR and BK Racing as provided for in this Agreement.

(b) Authorization; Binding Obligations. All corporate action on the part of the Sponsor, its officers, directors and stockholders necessary for the authorization of this Agreement and Sponsor's articles of incorporation and by-laws, the performance of all obligations of the Sponsor hereunder and the authorization and delivery of the Shares pursuant hereto pursuant to the Sponsor's articles of incorporation and by-laws has been taken or will be taken on or before the date of this Agreement. This Agreement, when executed and delivered, will be valid and binding obligation of the Sponsor enforceable in accordance with its terms.

(c) Compliance with Laws. To its knowledge, the Sponsor is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any

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instrumentality or agency thereof in respect of the conduct of its business, ***including without limitation, any and all federal and state securities laws,*** of which a violation would materially and adversely affect the business, assets, liabilities, financial condition, operations, or prospects of the Sponsor or impose any liability on WOSM, CWR, or their assignee of this Agreement, including BK Racing. To the actual knowledge of Sponsor, it is not subject to any federal, state, or foreign government investigation that may adversely affect the value of the Shares.

IV OWNERSHIP OF RACE RELATED ASSESTS

The Race Team will maintain ownership of purse and points and shall own all rights to market team, the Race Car and driver unless otherwise restricted herein.**V. SPONSOR INTELLECTUAL PROPERTY**

WOSM/CWR agree that, as between WOSM/CWR and Sponsor (i) Sponsor is the sole and exclusive owner of the Sponsor Intellectual Property ("SIP"), including but not limited to Sponsor's trademarks and logo designs, and shall have the sole and exclusive right to apply for and register the SIP throughout the world; (ii) WOSM/CWR's rights to use the SIP shall be non-exclusive and shall be governed exclusively by this Agreement; and (iii) use of the SIP by WOSM/CWR shall inure solely to the benefit of Sponsor. Sponsor shall approve in writing in advance any use of SIP by WOSM/CWR. Sponsor shall retain all rights, title and interest in and to all of the information, content, data, designs, materials, and SIP (defined herein) and other proprietary rights thereto, provided to WOSM/CWR pursuant to this Agreement as well as all materials produced by Sponsor, including the videos and any marketing and promotional materials (collectively, the "**Materials**"). Sponsor will retain all right, title and interest in and to the Materials.

VI. CONFIDENTIALITY

Each of the Parties hereto agrees to treat as confidential any and all information received from the other in connection with the negotiation, execution and performance of this Agreement and agrees not to disclose any Confidential Information to any third party without the prior written consent of the other Parties. For purposes of this Agreement, "Confidential Information" shall mean information, documents and other tangible things, provided by any Party to the others or generated as a result of this Agreement or the transactions contemplated herein in whatever form, relating to any Party's business and marketing, including without limitation, any Party's financial information, personal information, customer lists, product plans and marketing plans, whether alone or in its compiled form and whether marked as confidential or not. The foregoing use and confidentiality restrictions shall not apply to (i) information that is or becomes publicly available through no fault of the receiving Party, (ii) information that is obtained lawfully from a third party not bound to obligations of secrecy to the disclosing Party, (iii) information that is developed by or for a Party independent of and without reliance on Confidential Information and (iv) information within a Party's possession prior to the Effective Date of this Agreement that was not received under an obligation to keep the same confidential. If a Party is

compelled to disclose Confidential Information by law, stock exchange rules, governmental or court order or pursuant to tax audits and related matters, then the compelled Party shall, within thirty (30) days before, if customary and reasonably practicable, or otherwise within thirty (30) days following, the compelled disclosure, provide the other Party with notice of the circumstances necessitating such disclosure. Information shall not be deemed to be publicly available merely because more general information may be publicly available. Each Party shall not use and shall return all Confidential Information of the other Party (along with all copies thereof), after the termination or expiration of this Agreement, except that legal counsel for each Party may retain an archival copy or other appropriate record of the same to assure compliance. Notwithstanding the foregoing, either Party may disclose the terms of this Agreement in proceedings to enforce the same. This confidentiality provision shall survive the termination or expiration of this Agreement.

VII. WOSM/CWR RECORDS

WOSM/CWR shall keep and maintain, at its regular place of business, complete and accurate books and records of all business transacted by WOSM/CWR in connection with this Agreement, which shall be available for examination by Sponsor or its representative during WOSM/CWR's business hours. As applicable, such books and records shall be maintained in accordance with generally accepted accounting principles consistently applied.

VIII. INDEMNITIES.

(a) Indemnity by Sponsor. Sponsor agrees to indemnify WOSM and CWR and its respective members and their respective affiliates, owners, managers, partners, sponsors, drivers, directors, officers, agents successors and assigns against all liability (third party, statutory or otherwise), claims, suits, demands, damages, losses, judgments, costs, fines, penalties, interest, and expenses, including without limitation, reasonable attorneys' fees, and disbursements, resulting from:

(i) any of the rights granted hereunder;

(ii) a breach of any representation or warranty set forth herein;

(iii) any acts, errors, omissions or conduct of Sponsor or any of their respective principals, officers, agents, contractors, servants and employees in connection with performance under this Agreement;

(iv) any breach by Sponsor of any of the terms of this Agreement; or

(v) any claims for any fees or commissions.

(b) Indemnity by WOSM and CWR. WOSM and CWR agrees to indemnify Sponsor, its owners, distributors and their agents, directors, officers, servants and employees against all liability (third party, statutory or otherwise), claims, suits, demands, damages, losses, judgments, costs, fines, penalties, interest and expenses, including without limitation, reasonable attorneys' fees and disbursements, resulting from:

(i) any of the rights granted hereunder;

(ii) a breach of any representation or warranty set forth herein;

(iii) any acts, errors, omissions or conduct of WOSM and CWR or its principals, officers, agents, contractors, servants and employees in connection with its performance of any obligation of WOSM/CWR under this Agreement; or

(iv) any breach by WOSM and CWR of any of the terms of this Agreement.

(c) Indemnity and Release by Sponsor. Within three (3) days of the execution of this Agreement, WOSM and CWR shall obtain a written, legally binding, and enforceable release executed by Sponsor that includes the following:

> **Access Pharma, Inc. ACKNOWLEDGES THAT NASCAR RACING IS INHERENTLY DANGEROUS AND HEREBY RELEASES BKR AND ITS RESPECTIVE MEMBERS AND THEIR RESPECTIVE AFFILIATES, OWNERS, MANAGERS, PARTNERS, SPONSORS, DRIVERS, DIRECTORS, OFFICERS, AGENTS SUCCESSORS AND ASSIGNS (COLLECTIVELY, "*TEAM PARTIES*") FROM ANY AND ALL LIABILITY INCIDENT TO ALL DEATHS OR INJURIES TO ANY SSG EMPLOYEE, GUEST, INVITEE, CONTRACTOR, AGENT, OR REPRESENTATIVE AT ANY RACING EVENT OR WHEN VISITING ANY BKR FACILITIES OR WHILE TRAVELING IN ANY TRANSPORTATION ARRANGED OR PROVIDED BY Team.** Access Pharma, Inc. further agrees to indemnify the Team Parties against all liability (third party, statutory or otherwise), claims, suits, demands, damages, losses, judgments, costs, fines, penalties, interest and expenses, including without limitation, reasonable attorneys' fees and disbursements, resulting from:
>
> (i) any of the rights granted hereunder;
>
> (ii) a breach of any representation or warranty set forth herein;
>
> (iii) any acts, errors, omissions or conduct of Access Pharma, Inc. or any of their respective principals, officers, agents, contractors, servants and employees in connection with its obligation to sponsor WOSM and CWR;
>
> (iv) any breach by Access Pharma, Inc. of any of the terms of this Agreement; or
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> (v) any liability relating to Access Pharma, Inc. 's products, services and/or activities.

(d) Damage Limitations. In no event shall either party be liable to the other for any special, incidental, consequential or punitive damages or losses of any kind that may be suffered by the other with respect to the subject matter of this Agreement. Such damages include, but are not limited to,

compensation, reimbursement or damages on account of present or prospective profits, loss or damage to reputation or good will, expenditures, investments or commitments, whether made in the establishment, development or maintenance of business reputation or goodwill, or for any other reason whatsoever, including, but not limited to, the claims of any third party.

IX. TERM/TERMINATION

The term of this Agreement shall commence on the Effective Date and terminate on December 15, 2015 ("Term"). If any Party breaches a material provision hereof and the breach is not cured within thirty (30) days after that Party is given written notice thereof, then the other Parties may immediately terminate this Agreement in addition to exercising any other rights which the other Parties may have at law or in equity. Should WOSM/CWR terminate this Agreement be terminated prior to the fulfilling their obligations by WOSM/CWR, then that portion of the fees and shares must be returned to Sponsor within 30 days of the termination by WOSM/CWR. Should Sponsor terminate this Agreement after the Race Team has incurred expenses due to this Agreement, then Sponsor shall pay those expenses to the Race Team within 30 days of the termination by Sponsor.

X. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

XI. AGENCY

It is understood and agreed that the Parties hereto are independent contractors and are engaged in the operation of their own respective businesses and that neither of the Parties hereto shall be considered the agent or partner of the other party hereto.

XII. WAIVER

Any failure by a Party to enforce, at any time, any term or condition of this Agreement shall not be considered a waiver of that Party's right thereafter to enforce such term or condition. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing and signed by the Party making such waiver. No waiver by a Party of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision, or a waiver of any other provision of this Agreement, or of any breach hereof, or default hereunder.

XIII CAPTIONS

The captions and section/paragraph numbers appearing in this Agreement are inserted for convenience only, and shall not be used to define, interpret, or construe the meaning of the terms of this Agreement.

XIV.ENFORCEMENT

If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable within any jurisdiction relevant to the Agreement, such invalidity, illegality or unenforceability shall not affect any other term, or provision hereof, or the validity, legality or enforceability of such provision in any other jurisdiction.

XV. ENTIRE AGREEMENT

This Agreement sets forth the entire agreement of the Parties concerning the subject matter hereof. There are no other agreements or understandings, written or oral, between the Parties. No modification or amendment of this Agreement may be made except in a writing which is signed by the Parties hereto. The making, execution and delivery of this Agreement have been induced by no representations, statements, warranties or agreements other than those expressed herein.

XVI NOTICES

All notices hereunder to Sponsor shall be either personally served or sent by fax or reputable overnight delivery service (with written confirmation) or by registered or certified mail to:

Axxess Pharma, Inc.
Canada:
3250 Bloor Street
Toronto, CA M8X 2X9

United States:

20801 Biscane Blvd. Suite 403
Miami, FL 33180
Facsimile:
Attn:

All notices hereunder to WOSM shall be either personally served or sent by fax or reputable overnight delivery service (with written confirmation) or by registered or certified mail to:

Wide-Open Sports Marketing, Inc.
3840 Rustic Laurel Court
Oviedo, Florida 32766
Facsimile:
Attn:

All notices hereunder to CWR shall be either personally served or sent by fax or reputable overnight delivery service (with written confirmation) or by registered or certified mail to:

Cole Whitt Racing, LLC
Winding Forest Dr.
Troutman, North Carolina 28166
Facsimile:

Attn:

All notices sent by mail shall have a return receipt requested. Such notices shall be deemed to have been given when they are so personally served or seven business days after being deposited, postage prepaid and properly addressed, in the mail. All notices sent by fax or overnight delivery service shall be deemed to have been given on the next business day immediately after the date of transmission or being provided to overnight delivery service, respectively.

XVII CONSTRUCTION/WARRANTIES

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to its provisions concerning conflicts or choice of law. Each Party to this Agreement warrants and represents that the individual signing this Agreement on behalf of a corporate Party has the authority to bind their respective companies and that it has the resources and financial abilities to meet its obligations under this Agreement. WOSM and CWR, collectively and individually, warrant and represent that all performance under this Agreement shall comply with all local laws and federal regulations and that the execution, delivery, and performance of this Agreement will not infringe upon the rights of any third party or violate the provisions of any agreement to which it is a party.

XVIII.ASSIGNMENT/BINDING EFFECT

This Agreement and all rights and obligations of WOSM/CWR hereunder shall not be assigned or sublicensed by WOSM/CWR, except to BK Racing, LLC to which WOSM/CWR may free assign this Agreement. This Agreement and all of Sponsor's rights and obligations hereunder may be freely assigned or sublicensed, subject to the prior written consent of the Race Team. When duly assigned in accordance herewith, this Agreement shall be binding on and inure to the benefit of each Party's successors and assignees.

XIX. PRESUMPTIONS

There shall be no presumptions against the Party who has undertaken the drafting of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives, each intending to be legally bound, as of the day and year first above written.

Wide-Open Sports Marketing, Inc.	Axxess Pharma, Inc.
By: [signature]	By: [signature]
Name: Matthew Kurzesinski	Name: P. Daniel Bagi
Title: Pres/CEO	Title: PRESIDENT

Date: 6/18/14

Date: June 17, 2014

Cole Whitt Racing, LLC

By: ______________________

Name: Cole Whitt

Title: Owner

Date: 6/18/14

Accepted and Approved By:

____

Cole Whitt

EXHIBIT 1

Primary Sponsor for TWO NASCAR Sprint Cup Race Weekends

19	**7/13 Sun**	New Hampshire Motor Speedway Loudon, NH	Camping World RV Sales 301	301	1.058	318.46	TNT PRN / SiriusXM	1:00 ~1:15	7/11 4:35 TBA	7/12 TBA
35	**11/9 Sun**	Phoenix International Raceway Avondale, AZ	Quicken Loans 500(k)	312	1.00	312	ESPN MRN / SiriusXM	3:00 ~3:15	11/7 6:35 TBA	11/8 TBA